  EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Trio-Tech International
14731 Califa Street
Van Nuys, CA 91411

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 20, 2017, relating to the consolidated financial statements of Trio-Tech International appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017.

Mazars LLP
PUBLIC ACCOUNTANTS
AND CHARTERED ACCOUNTANTS

/s/  Mazars LLP
Singapore

February 8, 2018